================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  August 2, 2004




                            Jupitermedia Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Delaware                   000-26393                 06-1542480
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File No.)        (I.R.S. Employer
      of incorporation)                                      Identification No.)



23 Old Kings Highway South
Darien, Connecticut                                                  06820
--------------------------------------------------------------------------------
(Address of principal                                              (Zip Code)
  executive offices)



Registrant's telephone number, including area code: (203) 662-2800
                                                     -------------



                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

================================================================================

ITEM 2.01  ACQUISITION OR DISPOSITION OF ASSETS.
           -------------------------------------

           On July 28, 2004 (the "Closing Date"), ArtToday, Inc., a wholly owned subsidiary of the Registrant, acquired substantially all the assets of:
Thinkstock, LLC, a North Carolina limited liability company; Human Issues Collaborative, Inc., a North Carolina corporation; and certain assets of Ron Chapple Photography, Inc., a North Carolina corporation ("Sellers"), pursuant to an Asset Purchase Agreement (the "Purchase Agreement"), dated July 28, 2004, between the Sellers and the Registrant.

           The consideration paid in the acquisition (which was determined as a result of arms'-length negotiations) consisted of cash in the amount of $4,000,000 and 50,000 restricted shares of the Registrant's common stock plus the assumption of certain limited liabilities.

           The closing of this acquisition was initially reported by the Registrant in a Current Report on Form 8-K filed on August 2, 2004. This amendment is being filed to amend and restate Items 7(a) and 7(b) of such report in their entirety.



ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.
           ----------------------------------

           (a) Financial Statements of Business Acquired:
               ------------------------------------------

               The combined financial statements of Thinkstock, LLC and Human Issues Collaborative, Inc. and the report of BDO Seidman, LLP, the independent public accountants relating to such combined financial statements, are attached hereto.

           (b) Pro Forma Financial Information:
               --------------------------------

               The unaudited pro forma combined financial statements of the Registrant attached hereto are not necessarily indicative of the results that actually would have been attained if the acquisition had been in effect on the dates indicated or which may be attained in the future. Such statements should be read in conjunction with the historical financial statements of the Registrant and Thinkstock.

           (c) Exhibits:
               ---------

               2.1 Asset Purchase Agreement, dated July 28, 2004, between Sellers and ArtToday, Inc, a wholly owned subsidiary of Jupitermedia Corporation*

               99.1 Press release, dated July 29, 2004, of Jupitermedia Corporation *

-----------
     * Previously filed in the Current Report on Form 8-K filed by the Registrant on August 2, 2004.

              THINKSTOCK, LLC AND HUMAN ISSUES COLLABORATIVE, INC.

                      INDEX TO AUDITED FINANCIAL STATEMENTS




                                                                          PAGE
                                                                          ----

Report of Independent Public Accountants .............................       4

Combined Balance Sheets as of December 31, 2002 and 2003 .............       5

Combined Statements of Operations for the Years Ended
December 31, 2002 and 2003 ...........................................       6

Combined Statements of Changes in Equity (Deficit) for
the Years Ended December 31, 2002 and 2003 ...........................       7

Combined Statements of Cash Flows for the Years Ended
December 31, 2002 and 2003 ...........................................       8

Notes to Financial Statements ........................................    9-11

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To the Members and Stockholder of:

            Thinkstock, LLC
            Human Issues Collaborative, Inc.

     We have audited the accompanying combined balance sheets of Thinkstock, LLC and Human Issues Collaborative, Inc. as of December 31, 2003 and 2002, and the related combined statements of operations, changes in equity (deficit) and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Thinkstock, LLC and Human Issues Collaborative, Inc. as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the two years then ended, in conformity with the U.S. generally accepted accounting principles.




BDO SEIDMAN, LLP

Charlotte, North Carolina
October 8, 2004

              THINKSTOCK, LLC AND HUMAN ISSUES COLLABORATIVE, INC.

                             COMBINED BALANCE SHEETS

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                       DECEMBER 31,
                                                                --------------------------
                                      ASSETS                       2002            2003
                                                                ----------      ----------
Current assets:
   Cash and cash equivalents                                    $        3      $       90
   Accounts receivable                                                  98             354
   Due from related party                                               --              20
   Prepaid expenses and other                                            2               3
                                                                ----------      ----------
          Total current assets                                         103             467

Property and equipment, net                                             14              27
Intangible assets, net                                                  10               9
                                                                ----------      ----------
          Total assets                                          $      127      $      503
                                                                ==========      ==========

                        LIABILITIES AND EQUITY (DEFICIT)

Current liabilities:
   Accounts payable - trade                                     $       41      $       15
   Due to related parties                                              538             569
   Accrued interest                                                     16              16
   Other current liabilities                                            11              43
                                                                ----------      ----------
          Total current liabilities                                    606             643

                                                                ----------      ----------
          Total liabilities                                            606             643
                                                                ----------      ----------

Commitments and contingencies                                           --              --

Equity (deficit):
   Common stock, $1.00 par value 100,000 shares authorized,
     1,000 shares issued and outstanding                                 1               1
   Retained earnings                                                    10              18
   Members' deficit                                                   (490)           (159)
                                                                ----------      ----------
          Total equity (deficit)                                      (479)           (140)
                                                                ----------      ----------
          Total liabilities and equity (deficit)                $      127      $      503
                                                                ==========      ==========



                       See notes to financial statements.

              THINKSTOCK, LLC AND HUMAN ISSUES COLLABORATIVE, INC.

                        COMBINED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)


                                                                  YEAR ENDED DECEMBER 31,
                                                                --------------------------
                                                                   2002            2003
                                                                ----------      ----------
Revenues                                                        $      602      $    1,631
Cost of revenues                                                       288             690
                                                                ----------      ----------

Gross profit                                                           314             941
                                                                ----------      ----------

Operating expenses:
   Advertising, promotion and selling                                   92              96
   General and administrative                                          192             275
   Depreciation                                                         15              14
   Amortization                                                          4               4
                                                                ----------      ----------
Total operating expenses                                               303             389
                                                                ----------      ----------

Operating income                                                        11             552

Interest expense                                                       (23)            (22)
                                                                ----------      ----------

Net income (loss)                                               $      (12)     $      530
                                                                ==========      ==========



                       See notes to financial statements.

              THINKSTOCK, LLC AND HUMAN ISSUES COLLABORATIVE, INC.

               COMBINED STATEMENTS OF CHANGES IN EQUITY (DEFICIT)

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)






                                            COMMON STOCK                                                TOTAL
                                     --------------------------       RETAINED        MEMBERS'         EQUITY
                                       SHARES          AMOUNT         EARNINGS        DEFICIT         (DEFICIT)
                                     ----------      ----------      ----------      ----------      ----------
Balance at January 1, 2002                1,000      $        1      $       10      $     (448)     $     (437)

Stockholder distributions                    --              --             (30)             --             (30)

Net income (loss)                            --              --              30             (42)            (12)
                                     ----------      ----------      ----------      ----------      ----------

Balance at December 31, 2002              1,000               1              10            (490)           (479)

Stockholder/members' distributions           --              --              (7)           (184)           (191)

Net income                                   --              --              15             515             530
                                     ----------      ----------      ----------      ----------      ----------

Balance at December 31, 2003              1,000      $        1      $       18      $     (159)     $     (140)
                                     ==========      ==========      ==========      ==========      ==========







                       See notes to financial statements.

              THINKSTOCK, LLC AND HUMAN ISSUES COLLABORATIVE, INC.

                        COMBINED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)




                                                                  YEAR ENDED DECEMBER 31,
                                                                --------------------------
                                                                   2002            2003
                                                                ----------      ----------
Cash flows from operating activities:
   Net income (loss)                                            $      (12)     $      530
   Adjustments to reconcile net income (loss) to
      net cash provided by operating activities:
      Depreciation and amortization                                     19              18
   Changes in current assets and liabilities:
      Accounts receivable                                              (55)           (256)
      Due from related party                                            --             (20)
      Prepaid expenses and other                                         3              (1)
      Accounts payable - trade                                         (19)            (26)
      Due to related parties                                           190              31
      Accrued interest                                                  16              --
      Other current liabilities                                       (108)             32
                                                                ----------      ----------
         Net cash provided by operating activities                      34             308
                                                                ----------      ----------

Cash flows from investing activities:
   Capital expenditures                                                 (5)            (27)
   Capitalization of intangible assets                                  (8)             (3)
                                                                ----------      ----------
         Net cash used in investing activities                         (13)            (30)
                                                                ----------      ----------

Cash flows from financing activities:
   Stockholder/members' distributions                                  (30)           (191)
                                                                ----------      ----------
         Net cash used in financing activities                         (30)           (191)
                                                                ----------      ----------

Net change in cash and cash equivalents                                 (9)             87
Cash and cash equivalents, beginning of period                          12               3
                                                                ----------      ----------
Cash and cash equivalents, end of period                        $        3      $       90
                                                                ==========      ==========

Supplemental disclosures of cash flow:
   Cash paid for interest                                       $        7      $       22
                                                                ==========      ==========
   Cash paid for income taxes                                   $       --      $       --
                                                                ==========      ==========



                       See notes to financial statements.

              THINKSTOCK, LLC AND HUMAN ISSUES COLLABORATIVE, INC.

                          NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2003


1.   BASIS OF PRESENTATION OF THE ACQUIRED BUSINESSES

     Thinkstock, LLC ("Thinkstock") is engaged in the selling of digital images and videos primarily through agreements with third party distributors. Human Issues Collaborative, Inc. ("HIC") sells directly to not-for-profit organizations.

     On July 28, 2004 (the "Closing Date"), ArtToday, Inc., a wholly owned subsidiary of the Jupitermedia Corporation ("Jupitermedia"), acquired substantially all the assets of: Thinkstock, a North Carolina limited liability company; HIC, a North Carolina corporation; and certain assets of Ron Chapple Photography, Inc. ("RCP"), a North Carolina corporation (collectively, the "Sellers"), pursuant to an Asset Purchase Agreement (the "Purchase Agreement"), dated July 28, 2004, between the Sellers and Jupitermedia.

     The consideration paid in the Acquisition (which was determined as a result of arms'-length negotiations) consisted of cash in the amount of $4,000,000 and 50,000 restricted shares of Jupitermedia's common stock plus the assumption of certain limited liabilities.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF COMBINATION. The combined financial statements include the accounts of Thinkstock and HIC (collectively, the "Company"). All intercompany accounts and transactions have been eliminated.

     REVENUE RECOGNITION. The Company's customers primarily consist of several distributors of digital images and videos. The Company has agreements with the distributors, whereby the distributors make sales to third party customers and remit a percentage of the sales to the Company. The Company recognizes the revenue from the sale by the distributor at the time of the sale.

     USE OF ESTIMATES IN THE FINANCIAL STATEMENTS. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS. Cash equivalents consist of highly liquid investments with a maturity date of three months or less when purchased. Substantially all cash and cash equivalents were held with one financial institution at December 31, 2002 and 2003. At times the deposits may exceed federally insured limits.

     ACCOUNTS RECEIVABLE. The Company extends credit to its customers. By their nature, all accounts receivable involve risk, including the credit risk of nonpayment by customers. Accounts are considered past due based on contractual and invoice terms. Accounts deemed uncollectible are charged directly to bad debt expense. As of December 31, 2002 and 2003, all remaining accounts receivable were considered collectible by management and, accordingly, no allowance has been provided in the accompanying financial statements.

     FINANCIAL INSTRUMENTS. The carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximated fair value because of the relatively short maturity of these instruments.

     CONCENTRATION OF CREDIT RISK. One customer accounted for 27% of the Company's revenues in 2002 and comprised approximately 43% of the accounts receivable as of December 31, 2002. Two customers accounted for 41% and 14% of the Company's revenues in 2003. These two customers comprised 21% and 28% of the accounts receivable as of December 31, 2002 and 2003, respectively.

     PROPERTY AND EQUIPMENT. Property and equipment is recorded at cost and depreciated using the straight-line method over their estimated useful lives that range from three to five years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the remaining term of the related lease.

     IMPAIRMENT OF LONG-LIVED ASSETS. The Company periodically evaluates the recoverability of the carrying amount of long-lived assets (including property and equipment) whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. Impairment losses are assessed when the undiscounted expected future cash flows derived from an asset are less than its carrying amount. Impairment losses are measured as the amount by which the carrying value of an asset exceeds its fair value and are charged to expense. Long-lived assets to be disposed of are carried at fair value less costs to sell.

     ADVERTISING AND PROMOTION EXPENSE. Advertising and promotion costs are expensed as incurred. Advertising and promotion costs were $27,000 and $63,000 for the years ended December 31, 2002 and 2003, respectively.

     INCOME TAXES. Under provisions of the Internal Revenue Code, HIC has elected to be taxed as an "S" corporation. Under such election, HIC's taxable income or loss is passed through to its stockholders for inclusion in their respective individual income tax returns. Additionally, there is no provision for income taxes reflected in the financial statements for Thinkstock since it is treated as a partnership for income tax purposes and accordingly, any taxable income or loss is passed through to the individual members for inclusion in their respective individual income tax returns.


3.   PROPERTY AND EQUIPMENT

Property and equipment consist of the following (in thousands):

                                                              DECEMBER 31,
                                                          --------------------
                                                           2002          2003
                                                          ------        ------
     Computer equipment                                   $   41        $   65
     Computer software                                         6             6
     Leasehold improvements                                   --             3
                                                          ------        ------
                                                              47            74
     Less: Accumulated depreciation and amortization         (33)          (47)
                                                          ------        ------
     Property and equipment, net                          $   14        $   27
                                                          ======        ======


4.   COMMITMENTS AND CONTINGENCIES

     The Company has entered into an operating lease for its office facilities and equipment with a related entity. Under the lease agreement, the Company is obligated to pay an additional fee that includes utility and cleaning costs for the premises. Minimum rental payments under operating leases as of December 31, 2003 are as follows (in thousands):

     YEARS ENDING
     DECEMBER 31,                                                        2003
     ------------                                                       ------
     2004                                                               $   55
     2005                                                                   55
     2006                                                                   19
                                                                        ------
                                                                        $  129
                                                                        ======

     Rent expense for leased facilities and leased equipment was $4,000 and $34,000 for the years ended December 31, 2002 and 2003, respectively, and is included in general and administrative expenses in the accompanying combined statements of operation. See Note 5.

5.   RELATED PARTY TRANSACTIONS

     The Company has an amount receivable from a member of Thinkstock for $20,000 as of December 31, 2003 related to income tax distributions to members. This amount is included in due from related parties on the accompanying combined balance sheet as of December 31, 2003.

     The Company acquires all its digital images and videos from RCP, an entity that is related through common ownership. Under its agreement with this related entity, the Company is required to pay a royalty of 25% of sales. During the years ended December 31, 2002 and 2003, such royalties totaled $158,000 and $410,000, respectively, and are included in cost of revenues in the accompanying combined statements of operations. As of December 31, 2002 and 2003, the Company owed this related entity $161,000 and $133,000, respectively, related to these royalties that are included in due to related parties on the accompanying combined balance sheets.

     During 2001, an entity related to the Company through common ownership obtained a $50,000 loan from a bank and subsequently loaned the funds to Thinkstock to purchase equipment. The terms of the loan to Thinkstock with the related entity are identical to the terms of the bank loan. The note is payable in monthly installments of $1,555, including interest at 7.5% through August 2004. As of December 31, 2002 and 2003, the Company owed this related entity $28,000 and $12,000, respectively, that are included in due to related parties on the accompanying combined balance sheets. The loan has been subsequently fully paid in 2004.

     The Company pays computer consulting fees to a company that is related through common ownership. During the years ended December 31, 2002 and 2003, such fees totaled $10,000 and $2,000, respectively, and are included in general and administrative expenses in the accompanying combined statements of operations. As of December 31, 2003, the Company owed this related entity $1,000 that is included in due to related parties on the accompanying combined balance sheet.

     The Company has an amount payable to a member of Thinkstock for $13,000 as of December 31, 2003 related to income tax distributions to members. This amount is included in due to related parties on the accompanying combined balance sheet as of December 31, 2003.

     The Company has an amount payable to a member of Thinkstock for $350,000 that was loaned to the Company to fund ongoing operations. Interest is payable monthly on the amount payable at an annual rate of 5%. Although the amount payable does not have a stated maturity date, it is classified as a current liability in the accompanying combined balance sheet as it was subsequently paid in 2004. Accrued interest on this amount payable totaled $15,715 as of December 31, 2002 and 2003.


6.   EMPLOYEE BENEFIT PLAN

     Thinkstock sponsors a defined contribution plan (the "Plan"), which qualifies as a simple account plan specified in the Internal Revenue Code for all eligible Company employees. On an annual basis, Thinkstock contributes a discretionary percentage of every employee's salary. Thinkstock contributed 2% and 3% of each employee's salary to the plan, totaling $5,000 and $3,000, during the years ended December 31, 2002 and 2003, respectively. Employees are also eligible to contribute up to the maximum deduction allowable for income tax purposes.

              THINKSTOCK, LLC AND HUMAN ISSUES COLLABORATIVE, INC.

                     INDEX TO UNAUDITED FINANCIAL STATEMENTS






                                                                          PAGE
                                                                          ----

Combined Balance Sheet as of June 30, 2004 ...........................     13

Combined Statements of Operations for the
Six Months Ended June 30, 2003 and 2004 ..............................     14

Combined Statements of Cash Flows for the
Six Months Ended June 30, 2003 and 2004 ..............................     15

Notes to Financial Statements ........................................     16

              THINKSTOCK, LLC AND HUMAN ISSUES COLLABORATIVE, INC.

                             COMBINED BALANCE SHEET

                                  JUNE 30, 2004

                                   (UNAUDITED)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)




                                     ASSETS
Current assets:
   Cash and cash equivalents                                    $      260
   Accounts receivable                                                 385
   Prepaid expenses and other                                            6
                                                                ----------
                Total current assets                                   651

Property and equipment, net                                             64
Intangible assets, net                                                  10
                                                                ----------

                Total assets                                    $      725
                                                                ==========


                             LIABILITIES AND EQUITY

Current liabilities:
   Accounts payable - trade                                     $       17
   Due to related parties                                              573
   Other current liabilities                                            15
                                                                ----------
                Total current liabilities                              605
                                                                ----------

                Total liabilities                                      605
                                                                ----------


Commitments and contingencies                                           --

Equity:
   Common stock, $1.00 par value 100,000 shares authorized,
     1,000 shares issued and outstanding                                 1
   Retained earnings                                                    22
   Members' equity                                                      97
                                                                ----------
       Total equity                                                    120
                                                                ----------

       Total liabilities and equity                             $      725
                                                                ==========



                       See notes to financial statements.

              THINKSTOCK, LLC AND HUMAN ISSUES COLLABORATIVE, INC.

                        COMBINED STATEMENTS OF OPERATIONS

                                   (UNAUDITED)

                                 (IN THOUSANDS)




                                                                 SIX MONTHS ENDED JUNE 30,
                                                                --------------------------
                                                                   2003            2004
                                                                ----------      ----------
Revenues                                                        $      676      $    1,196
Cost of revenues                                                       247             547
                                                                ----------      ----------

Gross profit                                                           429             649
                                                                ----------      ----------

Operating expenses:
   Advertising, promotion and selling                                   39              77
   General and administrative                                          112             224
   Depreciation                                                          3              11
   Amortization                                                          2               2
                                                                ----------      ----------
Total operating expenses                                               156             314
                                                                ----------      ----------

Operating income                                                       273             335

Interest expense                                                       (12)             (9)
                                                                ----------      ----------

Net income                                                      $      261      $      326
                                                                ==========      ==========



                       See notes to financial statements.

              THINKSTOCK, LLC AND HUMAN ISSUES COLLABORATIVE, INC.

                        COMBINED STATEMENTS OF CASH FLOWS

                                   (UNAUDITED)

                                 (IN THOUSANDS)


                                                                 SIX MONTHS ENDED JUNE 30,
                                                                --------------------------
                                                                   2003            2004
                                                                ----------      ----------
Cash flows from operating activities:
   Net income                                                   $      261      $      326
   Adjustments to reconcile net income to net cash
      provided by operating activities:
      Depreciation and amortization                                      5              13
   Changes in current assets and liabilities:
      Accounts receivable                                             (193)            (31)
      Due from related party                                            --              20
      Prepaid expenses and other                                        --              (3)
      Accounts payable - trade                                         (23)              2
      Due to related parties                                           (16)              4
      Accrued interest                                                  --             (16)
      Other current liabilities                                         13             (28)
                                                                ----------      ----------
         Net cash provided by operating activities                      47             287
                                                                ----------      ----------
Cash flows from investing activities:
   Capital expenditures                                                 (4)            (48)
   Capitalization of intangibles                                        --              (3)
                                                                ----------      ----------
         Net cash used in investing activities                          (4)            (51)
                                                                ----------      ----------

Cash flows from financing activities:
   Stcokholder/members' distributions                                   (6)            (66)
                                                                ----------      ----------
         Net cash used in financing activities                          (6)            (66)
                                                                ----------      ----------

Net change in cash and cash equivalents                                 37             170
Cash and cash equivalents, beginning of period                           3              90
                                                                ----------      ----------
Cash and cash equivalents, end of period                        $       40      $      260
                                                                ==========      ==========

Supplemental disclosures of cash flow:
   Cash paid for interest                                       $       12      $       25
                                                                ==========      ==========
   Cash paid for income taxes                                   $       --      $       --
                                                                ==========      ==========



                       See notes to financial statements.

              THINKSTOCK, LLC AND HUMAN ISSUES COLLABORATIVE, INC.

                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

                 FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2004





1.   BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared from the books and records of Thinkstock, LLC and Human Issues Collaborative, Inc. in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto for the years ended December 31, 2002 and 2003 for Thinkstock, LLC and Human Issues Collaborative, Inc. included herein. In the opinion of management, all adjustments considered necessary for a fair presentation of the results for the interim periods presented have been reflected in such financial statements.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following Unaudited Pro Forma Combined Financial Information is based on the historical financial statements of Jupitermedia Corporation, Thinkstock, LLC and Human Issues Collaborative, Inc. and has been prepared to illustrate the effect of Jupitermedia Corporation's acquisition of the assets of Thinkstock, LLC, Human Issues Collaborative, Inc and certain assets of Ron Chapple Photography, Inc. (collectively, the "Acquired Assets"). The Unaudited Pro Forma Combined Financial Information has been prepared using the purchase method of accounting.

     The Unaudited Pro Forma Combined Balance Sheet as of June 30, 2004 gives effect to the acquisition of the Acquired Assets as if the acquisition had been consummated on June 30, 2004. The Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 2003 and for the six months ended June 30, 2004 give effect to the acquisition of the assets of the Acquired Assets as if the acquisition had been consummated on January 1, 2003.

     The Unaudited Pro Forma Combined Financial Information is based on certain assumptions and adjustments described in the notes to the Unaudited Pro Forma Combined Financial Information included in this report and should be read in conjunction with the historical financial statements and accompanying disclosures contained in Jupitermedia Corporation's December 31, 2003 consolidated financial statements and notes thereto on Form 10-K and the historical financial statements of Thinkstock, LLC and Human Issues Collaborative, Inc. for the years ended December 31, 2002 and 2003 and notes thereto included in this report.

     The Unaudited Pro Forma Combined Financial Information does not reflect future events that may occur after the acquisition has been completed. As a result of the assumptions, estimates and uncertainties, the accompanying Unaudited Pro Forma Combined Financial Information does not purport to describe the actual financial condition or results of operations that would have been achieved had the acquisition in fact occurred on the dates indicated, nor does it purport to predict Jupitermedia Corporation's future financial condition or results of operations. The acquisition will be accounted for as a purchase. Jupitermedia Corporation has not completed the final allocation of the purchase price to tangible and intangible assets of the acquisition.

                            JUPITERMEDIA CORPORATION

           INDEX TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS






                                                                          PAGE
                                                                          ----

Unaudited Pro Forma Combined Balance Sheet as of June 30, 2004 .......     19

Notes to Unaudited Pro Forma Combined Balance Sheet ..................     20

Unaudited Pro Forma Combined Statement of Operations for the
Year Ended December 31, 2003..........................................     21

Unaudited Pro Forma Combined Statement of Operations for the
Six Months Ended June 30, 2004........................................     22

Notes to Unaudited Pro Forma Combined Statements of Operations .......     23

                            JUPITERMEDIA CORPORATION

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                  JUNE 30, 2004

                                 (IN THOUSANDS)

                                                       JUPITERMEDIA      THINKSTOCK /                          JUPITERMEDIA
                                                       CORPORATION       HUMAN ISSUES        PRO FORMA         CORPORATION
                         ASSETS                        (HISTORICAL)      (HISTORICAL)       ADJUSTMENTS         PRO FORMA
                                                       ------------      ------------      ------------        ------------
Current assets:
   Cash and cash equivalents                           $     29,222      $        260      $     (4,260)(1)(4) $     25,222
   Accounts receivable                                       10,862               385                --              11,247
   Unbilled accounts receivable                               1,058                --                --               1,058
   Prepaid expenses and other                                 2,350                 6                (6)(4)           2,350
                                                       ------------      ------------      ------------        ------------
                Total current assets                         43,492               651            (4,266)             39,877

Property and equipment, net                                   2,002                64                22 (3)           2,088
Intangible assets, net                                       18,410                10             1,492 (3)          19,912
Goodwill                                                     31,952                --             2,572 (3)          34,524
Investments and other assets                                  1,507                --                --               1,507
                                                       ------------      ------------      ------------        ------------
                Total assets                           $     97,363      $        725      $       (180)       $     97,908
                                                       ============      ============      ============        ============

          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                    $      3,210      $         17      $        (17)(4)    $      3,210
   Due to related parties                                        --               573              (573)(4)              --
   Accrued payroll and related expenses                       2,029                --                 5 (3)           2,034
   Accrued expenses and other                                 4,677                15                 5 (3)(4)        4,697
   Deferred revenue                                          11,101                --                --              11,101
                                                       ------------      ------------      ------------        ------------
                Total current liabilities                    21,017               605              (580)             21,042

Long-term liabilities                                           283                --                --                 283
Deferred tax liabilities                                        103                --                --                 103
                                                       ------------      ------------      ------------        ------------
                Total liabilities                            21,403               605              (580)             21,428
                                                       ------------      ------------      ------------        ------------

Commitment and contingencies                                     --                --                --                  --

Stockholders' equity:
   Preferred stock                                               --                --                --                  --
   Common stock                                                 311                 1                -- (2)(4)          312
   Additional paid-in capital                               210,019                --               519 (2)         210,538
   (Accumulated deficit) retained earnings                 (134,281)              119              (119)(4)        (134,281)
   Treasury stock, 65,000 shares at cost                       (106)               --                --                (106)
   Accumulated other comprehensive income                        17                --                --                  17
                                                       ------------      ------------      ------------        ------------
     Total stockholders' equity                              75,960               120               400              76,480
                                                       ------------      ------------      ------------        ------------
     Total liabilities and stockholders' equity        $     97,363      $        725      $       (180)       $     97,908
                                                       ============      ============      ============        ============



          See notes to the unaudited pro forma combined balance sheet.

                            JUPITERMEDIA CORPORATION

               NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                  JUNE 30, 2004





The unaudited pro forma combined balance sheet gives effect to the following unaudited pro forma adjustments:

1. Adjustment reflects the amount of $4,000,000 of cash paid for the assets of Thinkstock, LLC, Human Issues Collaborative, Inc. and certain assets of Ron Chapple Photography, Inc. (collectively, the "Acquired Assets").

2. Adjustment reflects the issuance of 50,000 restricted shares of Jupitermedia Corporation ("Jupitermedia") common stock. The value included in the purchase price for these shares were based on Jupitermedia's closing stock price on July 28, 2004 of $10.39 per share.

3. Adjustments reflect management's preliminary allocation of the purchase price for the Acquired Assets. Jupitermedia has not yet started its appraisal to determine the allocation of the purchase price of the Acquired Assets. Jupitermedia has retained a third party valuation firm to assist in valuing the Acquired Assets.

     The following table summarizes the preliminary purchase price allocation of the Acquired Assets based upon Jupitermedia's current estimates. This allocation and the lives shown are preliminary and subject to change pending a final appraisal from a third party valuation firm (dollars in thousands):

                                                        AMOUNT         LIVES
                                                       --------      ----------
     Accounts receivable                               $    385      N/A
     Fixed assets                                            86      3-10 years
     Other intangible assets                                 10      N/A
     Domain names                                           100      Indefinite
     Image library - contemporary                           635      7 years
     Image library - archival                               407      15 years
     Non-compete agreement                                  200      18 months
     Web site development costs                             150      3 years
     Goodwill                                             2,572      Indefinite
     Accrued payroll and related expenses                    (5)     N/A
     Accrued expenses                                       (20)     N/A
                                                       --------
     Net assets acquired                               $  4,520
                                                       ========


4. Adjustment reflects assets not acquired or liabilities not assumed by Jupitermedia.

                            JUPITERMEDIA CORPORATION

              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 2003

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       JUPITERMEDIA      THINKSTOCK /                          JUPITERMEDIA
                                                       CORPORATION       HUMAN ISSUES        PRO FORMA         CORPORATION
                                                       (HISTORICAL)      (HISTORICAL)       ADJUSTMENTS         PRO FORMA
                                                       ------------      ------------      ------------        ------------
Revenues                                               $     46,991      $      1,631      $         --        $     48,622
Cost of revenues                                             21,511               690              (287)(5)(6)       21,914
                                                       ------------      ------------      ------------        ------------

Gross profit                                                 25,480               941               287              26,708
                                                       ------------      ------------      ------------        ------------
Operating expenses:
   Advertising, promotion and selling                        14,369                96                --              14,465
   General and administrative                                 7,003               275               (11)(3)           7,267
   Depreciation                                               1,422                14                23 (3)           1,459
   Amortization                                               1,371                 4               178 (3)           1,553
                                                       ------------      ------------      ------------        ------------
 Total operating expenses                                    24,165               389               190              24,744
                                                       ------------      ------------      ------------        ------------

Operating income                                              1,315               552                97               1,964
Income on investments and other, net                            121                --                --                 121
Interest income                                                 190                --               (32)(1)(2)          158
Interest expense                                                (26)              (22)               16 (3)(4)          (32)
                                                       ------------      ------------      ------------        ------------
Income before provision for income taxes,
   minority interest and equity losses
   from international and venture fund
   investments, net                                           1,600               530                81               2,211

Provision for income taxes                                       --                --                38 (7)              38
Minority interest                                                26                --                --                  26
Equity loss from international and venture
   fund investments, net                                       (244)               --                --                (244)
                                                       ------------      ------------      ------------        ------------
Net income                                             $      1,382      $        530      $         43        $      1,955
                                                       ============      ============      ============        ============

Basic and diluted loss per share                       $       0.05                                            $       0.08
                                                       ============                                            ============

Weighted average number of common shares                     25,574                                  50 (8)          25,624
                                                       ============                        ============        ============

     See notes to the unaudited pro forma combined statements of operations.

                            JUPITERMEDIA CORPORATION

              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2004

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       JUPITERMEDIA      THINKSTOCK /                          JUPITERMEDIA
                                                       CORPORATION       HUMAN ISSUES        PRO FORMA         CORPORATION
                                                       (HISTORICAL)      (HISTORICAL)       ADJUSTMENTS         PRO FORMA
                                                       ------------      ------------      ------------        ------------
Revenues                                               $     32,199      $      1,196      $         --        $     33,395
Cost of revenues                                             12,567               547              (130)(5)(6)       12,984
                                                       ------------      ------------      ------------        ------------

Gross profit                                                 19,632              649                130              20,411
                                                       ------------      ------------      ------------        ------------

Operating expenses:
   Advertising, promotion and selling                         8,125                77                --               8,202
   General and administrative                                 4,677               224                (5)(3)           4,896
   Depreciation                                                 465                11                10 (3)             486
   Amortization                                               1,117                 2                99 (3)           1,218
                                                       ------------      ------------      ------------        ------------
 Total operating expenses                                    14,384               314               104              14,802
                                                       ------------      ------------      ------------        ------------

Operating income                                              5,248               335                26               5,609
Income on investments and other, net                            119                --                --                 119
Interest income                                                  27                --               (16)(1)(2)           11
Interest expense                                                (62)               (9)                7 (3)(4)          (64)
                                                       ------------      ------------      ------------        ------------

Income before provision for income taxes, minority
   interest and equity losses from international
   and venture fund investments, net                          5,332               326                17               5,675

Provision for income taxes                                      140                --                23 (7)             163
Minority interest                                               (37)               --                --                 (37)
Equity loss venture fund investments and other, net              (9)               --                --                  (9)
                                                       ------------      ------------      ------------        ------------
Net income                                             $      5,146      $        326      $         (6)       $      5,466
                                                       ============      ============      ============        ============

Basic income per share                                 $       0.19                                            $       0.20
                                                       ============                                            ============

Weighted average number of common shares                     26,965                                  50 (8)          27,015
                                                       ============                        ============        ============

Diluted income per share                               $       0.17                                            $       0.18
                                                       ============                                            ============

Weighted average number of common shares                     29,783                                  50 (8)          29,833
                                                       ============                        ============        ============

     See notes to the unaudited pro forma combined statements of operations.

                            JUPITERMEDIA CORPORATION

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS


 FOR THE YEAR ENDED DECEMBER 31, 2003 AND FOR THE SIX MONTHS ENDED JUNE 30, 2004


                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



The unaudited pro forma combined statements of operations give effect to the following unaudited pro forma adjustments:

1. Adjustment reflects the reduction in interest income of $30,000 and $15,000 related to the cash expended in the purchase transaction for the year ended December 31, 2003 and the six months ended June 30, 2004, respectively.

2. Adjustment reflects the reduction in interest income of $2,000 and $1,000 related to the cash not acquired for the year ended December 31, 2003 and the six months ended June 30, 2004, respectively.

3. Adjustment reflects the increase in depreciation and amortization expense relating to the assets acquired from Ron Chapple Photography, Inc. based upon Jupitermedia's preliminary purchase price allocation. The adjustment includes an operating lease that is being capitalized and the depreciation and interest expense relating to the capitalization of that lease.

4. Adjustment reflects the decrease in interest expense of $22,000 and $9,000 for the year ended December 31, 2003 and the six months ended June 30, 2004, respectively related to the amounts due to related parties not acquired.

5. Adjustment reflects the increase in payroll expense of $125,000 and $63,000 for the year ended December 31, 2003 and the six months ended June 30, 2004, respectively. This additional expense relates to two Ron Chapple Photography, Inc. employees acquired as part of the acquisition.

6. Adjustment reflects the decrease in royalty expense of $412,000 and $193,000 for the year ended December 31, 2003 and the six months ended June 30, 2004, respectively, due to the acquisition of images from Ron Chapple Photography, Inc. that were previously licensed to Thinkstock, LLC and Human Issues Collaborative, Inc.

7. Adjustment reflects the increase for state income tax expense. There is no adjustment for federal income taxes due to Jupitermedia's ability to offset any federal income tax income during the period with its federal net operating loss carryforwards.

8. Adjustment reflects the issuance of 50,000 restricted shares of Jupitermedia common stock.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            JUPITERMEDIA CORPORATION


Date:    October 12, 2004                   By: /s/ Christopher S. Cardell
                                                --------------------------
                                                Christopher S. Cardell
                                                President